Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Reports Second Quarter 2021 Results

-- Second quarter 2021 net revenues of $48.6 million; net loss of $14.1 million and diluted loss per share of ($1.17) --

-- Second quarter adjusted non-GAAP EBITDA of $13.1 million and adjusted non-GAAP diluted earnings per share of $0.67 --

-- Refiled supplemental new drug application (“sNDA”) for Cortrophin Gel with U.S Food and Drug Administration (“FDA”) on June 29, 2021; goal date is October 29, 2021 --

-- Pending acquisition of Novitium Pharma LLC on track to close in second half 2021--

-- Expanded branded products portfolio through acquisition of Sandoz Inc. NDAs --

Baudette, Minnesota (August 6, 2021) – ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (NASDAQ: ANIP) today announced business highlights and financial results for the three and six months ended June 30, 2021.

Second Quarter and Recent Business Highlights:

•	The Company refiled its supplemental new drug application (“sNDA”) for Cortrophin® Gel with the U.S. Food and Drug Administration (“FDA” or the “Agency”) on June 29, 2021; goal date is October 29, 2021;
•	Acquisition of Novitium Pharma LLC (“Novitium”), a privately held, New Jersey-based high-growth pharmaceutical company, is on track to close in the second half of 2021, pending Federal Trade Commission (“FTC”) clearance and customary closing conditions; and
•	Acquired new drug applications (“NDAs”) from Sandoz Inc. for a portfolio of dermatology products.

Second Quarter 2021 Financial Highlights:

•	Net revenues were $48.6 million compared to $48.5 million in Q2 2020.
•	GAAP net loss was $14.1 million, and diluted GAAP loss per share was ($1.17).
•	Adjusted non-GAAP EBITDA was $13.1 million.
•	Adjusted non-GAAP diluted earnings per share was $0.67.
•	Cash and cash equivalents were $24.3 million, net accounts receivable was $92.6 million, and face value of debt was $205.7 million as of June 30, 2021.

“In the second quarter, we made meaningful progress executing on the four pillars of our growth strategy. Most notably, on June 29, we refiled our sNDA with the FDA for Cortrophin Gel. Since that time, we have engaged in productive communication with the Agency. In support of this important asset, we are continuing to strengthen our leadership team to drive our commercial strategy forward. This refiling is a significant milestone for the organization, and I am proud of what we have accomplished to date. If approved, Cortrophin has the potential to improve access for patients in need and transform ANI,” said Nikhil Lalwani, President and CEO of ANI.

“We appreciate our stockholders’ overwhelming support for the Novitium acquisition at our Annual Meeting of Stockholders. The transaction is on track to close later this year, and planning for maximizing the value of the combined assets for all stakeholders is well under way. We have also integrated the four dermatology products acquired from Sandoz, thus expanding our branded portfolio. It is an important and exciting time for ANI, and we look forward to providing updates as we move forward on our growth journey,” concluded Lalwani.

Second Quarter 2021 Financial Results

Net Revenues (in thousands)	Three Months Ended June 30,
	2021	2020
Generic pharmaceutical products	$34,199	$33,400
Branded pharmaceutical products	11,038	10,633
Contract manufacturing	2,322	2,900
Royalty and other income	1,066	1,537
Total net revenues	$48,625	$48,470

Net revenues for generic pharmaceutical products were $34.2 million during the three months ended June 30, 2021, an increase of 2.4% compared to $33.4 million for the same period in 2020. From a product perspective, the net increase was due to increased sales of Fenofibrate, Potassium Citrate Extended Release, Vancomycin Oral Solution, and the second quarter 2021 launch of Nicardipine. These increases were somewhat tempered by declines in sales of Methazolamide, Miglustat, Penicillamine, and Mixed Amphetamine Salts.

Net revenues for branded pharmaceutical products were $11.0 million during the three months ended June 30, 2021, an increase of 3.8% compared to $10.6 million for the same period in 2020. The increase primarily reflects the launch of the products acquired in the Sandoz, Inc. acquisition in the second quarter of 2021 and increased sales of InnoPran XL. These increases were tempered by decreased revenues of Atacand and Arimidex.

Contract manufacturing revenues were $2.3 million during the three months ended June 30, 2021, a decrease of 19.9% compared to $2.9 million for the same period in 2020, due to a decreased volume of orders from contract manufacturing customers in the period.

Royalty and other revenues were $1.1 million during the three months ended June 30, 2021, a decrease of $0.4 million from $1.5 million for the same period in 2020, primarily due to decreases in product development revenues earned by ANI Canada and a the non-recurrence of royalty revenue related to Yescarta®. These decreases were tempered by licensing revenues earned during the three months ended June 30, 2021.

Operating expenses increased by 7.4% to $64.2 million for the three months ended June 30, 2021, from $59.8 million in the prior year period

Cost of sales, excluding depreciation and amortization, increased by $1.6 million to $22.3 million in the second quarter of 2021 from prior year period, primarily as a result of increased volumes in the current year period. The increase was tempered by a $1.2 million decrease related to a decrease in sales of products subject to profit sharing arrangements.

Research and development expenses decreased to $2.8 million in the second quarter of 2021 from $3.0 million in the second quarter of 2020, primarily due to the non-recurrence of $0.4 million of 2020 severance related expense associated with the restructuring of our internal Cortrophin development team.

Selling, general and administrative expenses decreased by $2.4 million in the second quarter of 2021 to $18.8 million compared to $21.2 million in the comparable quarter in 2020.The decrease primarily reflects the non-recurrence of $6.5 million of termination benefit expenses related to the 2020 departure of the Company’s former President and CEO. The Company also incurred recruitment and related legal charges associated with the CEO search in the second quarter 2020. These decreases were offset by $1.7 million of transaction expenses related to the pending Novitium acquisition and $2.5 million in sales and marketing expenses related to Cortrophin pre-launch activities incurred during the three months ended June 30, 2021.

On August 3, 2021, the Company entered into a Settlement Agreement with Arbor Pharmaceuticals, LLC to resolve all claims related to a civil proceeding which was pending trial later this month. Under the terms of the agreement, ANI will pay Arbor $8.4 million and Arbor will dismiss all claims against ANI. Neither party admitted wrongdoing in reaching this settlement. The Company recorded an $8.4 million charge to the second quarter Statement of Operations and will pay the settlement from cash on the balance sheet.

Depreciation and amortization increased by 1.1% in the second quarter of 2021 to $11.3 million from $11.2 million in the comparable quarter in 2020, primarily due to the amortization of the NDAs acquired in April 2021 from Sandoz Inc., partially offset by assets that became fully amortized in 2020.

Net loss for the second quarter of 2021 was $14.1 million as compared to net loss of $12.3 million in the prior year period. Diluted loss per share for the three months ended June 30, 2021 was ($1.17), compared to diluted loss per share of ($1.03) in the prior year period.

Adjusted non-GAAP diluted earnings per share was $0.67 in the second quarter of 2021 compared to $0.69 in the second quarter of 2020.

For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4, respectively.

Liquidity

As of June 30, 2021, the Company had $24.2 million in unrestricted cash and cash equivalents plus $92.6 million in net accounts receivable. The Company had $205.7 million (face value) in outstanding debt as of June 30, 2021.

Conference Call

As previously announced, ANI Pharmaceuticals management will host its second quarter 2021 conference call as follows:

Date	Friday, August 6, 2021
Time	8:30 a.m. ET
Toll free (U.S.)	(866) 342-8591

Webcast (live and replay) www.anipharmaceuticals.com, under the “Investors” section

A replay of the conference call will be available within two hours of the call’s completion and will remain accessible for one week by dialing 800-695-0974 and entering access code 5412658.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income, excluding tax expense or benefit, interest expense, (net), other expense, (net), depreciation, amortization, the excess of fair value over cost of acquired inventory, non-cash stock-based compensation expense, expense from acquired in-process research and development, Novitium transaction expenses, Cortrophin pre-launch charges, asset impairments, legal settlement expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the excess of fair value over cost of acquired inventory sold, non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, Cortrophin pre-launch charges, acquired in-process research and development (“IPR&D”) expense, Novitium transaction expenses, asset impairments, legal settlement expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income, plus the excess of fair value over cost of acquired inventory sold, non-cash stock-based compensation expense, Novitium transaction expenses, non-cash interest expense, depreciation and amortization expense, expense from acquired in-process research and development, Cortrophin pre-launch charges, asset impairments, legal settlement expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the excess of fair value over cost of acquired inventory sold, non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, Cortrophin pre-launch charges, acquired IPR&D expense, Novitium transaction expenses, asset impairments, legal settlement expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings or loss per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

About ANI

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals. We focus on niche and high barrier to entry opportunities including controlled substances, oncology products (anti-cancers), hormones and steroids, and complex formulations. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release relate to information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company’s corporate strategy, the pending acquisition of Novitium and anticipated benefits and results of such acquisition, future operations, products, financial position, operating results and prospects, including plans for growth, the Company’s pipeline or potential markets therefor, plans for existing ANDAs, timing of approval of our sNDA for Cortrophin Gel and commercialization plans, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may not be able to obtain the requisite FTC approval or satisfy other closing conditions to complete the Novitium acquisition or such approvals will be further delayed, risks the Company may face with respect to importing raw materials; the use of single source suppliers and the time it may take to validate and qualify another supplier, if necessary; increased competition and strategies employed by competitors; the ability to realize benefits anticipated from acquisitions; costs and regulatory requirements relating to contract manufacturing arrangements; delays or failure in obtaining product approvals from the U.S. Food and Drug Administration; general business and economic conditions, including the ongoing impact of the COVID-19 pandemic; market trends for our products; regulatory environment and changes; and regulatory and other approvals relating to product development and manufacturing.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact
Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.

Financial Tables Follow

ANI Pharmaceuticals, Inc. and Subsidiaries

Table 1: US GAAP Statement of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Revenues	$48,625	$48,470	$103,146	$98,244

Operating Expenses:

Cost of sales (excl. depreciation and amortization)	22,314	20,695	42,299	42,499
Research and development	2,805	3,035	5,773	9,379
Selling, general, and administrative	18,820	21,213	36,407	34,896
Depreciation and amortization	11,324	11,198	22,222	22,381
Legal settlement expense	8,400	-	8,400	-
Cortrophin pre-launch charges	515	3,636	553	8,238

Total Operating Expenses	64,178	59,777	115,654	117,393

Operating Loss	(15,553)	(11,307)	(12,508)	(19,149)

Other Expense, Net
Interest expense, net	(2,531)	(2,356)	(4,985)	(4,388)
Other expense, net	(67)	(116)	(582)	(106)

Loss Before Benefit for Income Taxes	(18,151)	(13,779)	(18,075)	(23,643)

Benefit for income taxes	4,045	1,443	4,055	4,296

Net Loss	$(14,106)	$(12,336)	$(14,020)	$(19,347)

Loss Per Share
Basic Loss Per Share	$(1.17)	$(1.03)	$(1.16)	$(1.62)
Diluted Loss Per Share	$(1.17)	$(1.03)	$(1.16)	$(1.62)

Basic Weighted-Average Shares Outstanding	12,085	11,967	12,045	11,935
Diluted Weighted-Average Shares Outstanding	12,085	11,967	12,045	11,935

ANI Pharmaceuticals, Inc. and Subsidiaries

Table 2: US GAAP Balance Sheets

(uaudited, in thousands)

	June 30, 2021	December 31, 2020
Current Assets
Cash and cash equivalents	$24,261	$7,864
Accounts receivable, net	92,648	95,793
Inventories, net	67,634	60,803
Prepaid income taxes	2,375	-
Prepaid expenses and other current assets	4,881	5,861
Total Current Assets	191,799	170,321

Property and equipment	60,336	58,797
Accumulated depreciation	(20,002)	(17,528)
Property and equipment, net	40,334	41,269
Restricted cash	5,001	5,003
Deferred tax assets, net of deferred tax liabilities and valuation allowance	58,526	51,704
Intangible assets, net	180,199	188,511
Goodwill	3,580	3,580
Other non-current assets	720	802
Total Assets	$480,159	$461,190

Current Liabilities
Current debt, net of deferred financing costs	$15,182	$13,243
Accounts payable	12,977	11,261
Accrued expenses and other	11,582	2,456
Accrued royalties	4,688	6,407
Accrued compensation and related expenses	4,319	6,231
Current income taxes payable, net	-	3,906
Accrued government rebates	8,740	7,826
Returned goods reserve	31,904	27,155
Deferred revenue	62	80
Total Current Liabilities	89,454	78,565

Non-current debt, net of deferred financing costs and current component	189,525	172,443
Derivatives and other non-current liabilities	9,263	14,482
Total Liabilities	288,242	265,490

Stockholders' Equity
Common stock	1	1
Treasury stock	(3,062)	(2,246)
Additional paid-in capital	219,403	214,354
Accumulated deficit	(18,992)	(4,972)
Accumulated other comprehensive loss, net of tax	(5,433)	(11,437)
Total Stockholders' Equity	191,917	195,700

Total Liabilities and Stockholders' Equity	$480,159	$461,190

ANI Pharmaceuticals, Inc. and Subsidiaries

Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation

(unaudited, in thousands)

	Three Months Ended June 30,
	2021	2020
Net Loss	$(14,106)	$(12,336)

Add/(Subtract):
Interest expense, net	2,531	2,356
Other expense, net	67	116
Benefit for income taxes	(4,045)	(1,443)
Depreciation and amortization	11,324	11,198
Legal settlement expense	8,400	-
Cortrophin pre-launch charges and sales & marketing expenses	2,902	3,636
Stock-based compensation(1)	2,844	2,271
CEO transition items(2)	-	7,145
Cortrophin team restructuring	-	401
Asset impairments(3)	-	40
Excess of fair value over cost of acquired inventory	1,492	1,420
Charges related to market exits	-	567
Novitium transaction expenses	1,690	-
Adjusted non-GAAP EBITDA	$13,099	$15,371

	Reconciliation of certain adjusted non-GAAP accounts:
	Cost of sales (excl. depreciation and amortization)		Selling, general, and administrative expenses		Research and development expenses

	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020	2021	2020
As reported:	$22,314	$20,695	$18,820	$21,213	$2,805	$3,035

Cortrophin pre-launch charges and sales & marketing expenses			(2,387)
Stock-based compensation(1)	(6)	(39)	(2,683)	(2,074)	(155)	(158)
CEO transition items(2)				(7,145)
Cortrophin team restructuring				(47)		(354)
Asset impairments(3)		(40)
Excess of fair value over cost of acquired inventory	(1,492)	(1,420)
Charges related to market exits		(267)				(300)
Novitium transaction expenses			(1,690)
As adjusted:	$20,816	$18,929	$12,060	$11,947	$2,650	$2,223

	Six Months Ended June 30,
	2021	2020
Net Loss	$(14,020)	$(19,347)

Add/(Subtract):
Interest expense, net	4,985	4,388
Other expense, net	582	106
Benefit for income taxes	(4,055)	(4,296)
Depreciation and amortization	22,222	22,381
Legal settlement expense	8,400	-
Cortrophin pre-launch charges and sales & marketing expenses	3,044	8,238
Stock-based compensation(1)	4,713	4,695
CEO transition items(2)	-	7,145
Cortrophin team restructuring	-	401
Acquired IPR&D expense	-	3,784
Asset impairments(3)	-	792
Excess of fair value over cost of acquired inventory	1,492	4,071
Charges related to market exits	-	567
Novitium transaction expenses	4,633	-
Adjusted non-GAAP EBITDA	$31,996	$32,925

	Reconciliation of certain adjusted non-GAAP accounts:
	Cost of sales (excl. depreciation and amortization)		Selling, general, and administrative expenses		Research and development expenses

	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020
As reported:	$42,299	$42,499	$36,407	$34,896	$5,773	$9,379

Cortrophin pre-launch charges and sales & marketing expenses			(2,490)
Stock-based compensation(1)	(10)	(69)	(4,429)	(4,273)	(274)	(353)
CEO transition items(2)				(7,145)
Cortrophin team restructuring				(47)		(354)
Acquired IPR&D expense						(3,784)
Asset impairments(3)		(740)		(52)
Excess of fair value over cost of acquired inventory	(1,492)	(4,071)
Charges related to market exits		(267)				(300)
Novitium transaction expenses			(4,633)
As adjusted:	$40,797	$37,352	$24,855	$23,379	$5,499	$4,588

(1) For the three and six months ended June 30, 2020, Stock-based compensation excludes $3.4 million of stock-based compensation expense associated with the departure of a former President and CEO.  This amount is included in this table as part of CEO transition items.

(2) For the three and six months ended June 30, 2020, CEO transition items is comprised of $3.4 million of stock compensation expense and $3.1 million of expense for salary continuation, bonus and other fringe benefits associated with the departure of a former President and CEO, as well as certain legal and recruiting costs related to the search for a permanent replacement.

(3) For the three months ended June 30, 2020, Asset impairments is comprised of a finished goods inventory reserve for Bretylium.  For the six months ended June 30, 2020, it is comprised of finished goods inventory reserves for Bretylium and an accounts receivable reserve due to customer bankruptcy, tempered by a modest recovery of previously reserved inventory related to market exits.

ANI Pharmaceuticals, Inc. and Subsidiaries

Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss	$(14,106)	$(12,336)	$(14,020)	$(19,347)

Add/(Subtract):
Non-cash interest expense	539	500	1,085	657
Depreciation and amortization expense	11,324	11,198	22,222	22,381
Cortrophin pre-launch charges and sales & marketing expenses	2,902	3,636	3,044	8,238
Legal settlement expense	8,400	-	8,400	-
Acquired IPR&D expense	-	-	-	3,784
Stock-based compensation(1)	2,844	2,271	4,713	4,695
CEO transition items(2)	-	7,145	-	7,145
Cortrophin team restructuring	-	401	-	401
Asset impairments(3)	-	40	-	792
Excess of fair value over cost of acquired inventory	1,492	1,420	1,492	4,071
Charges related to market exits	-	567	-	567
Novitium transaction expenses	1,690	-	4,633	-
Less:
Estimated tax impact of adjustments (calc. at 24%)	(7,006)	(6,523)	(10,941)	(12,655)

Adjusted non-GAAP Net Income	$8,080	$8,319	$20,627	$20,729

Diluted Weighted-Average
Shares Outstanding	12,085	11,967	12,045	11,935
Adjusted Diluted Weighted-Average
Shares Outstanding	12,100	11,982	12,059	11,964

Adjusted non-GAAP
Diluted Earnings per Share	$0.67	$0.69	$1.71	$1.73

(1) For the three and six months ended June 30, 2020, Stock-based compensation excludes $3.4 million of stock-based compensation expense associated with the departure of a former President and CEO.  This amount is included in this table as part of CEO transition items.

(2) For the three and six months ended June 30, 2020, CEO transition items is comprised of $3.4 million of stock compensation expense and $3.1 million of expense for salary continuation, bonus and other fringe benefits associated with the departure of a former President and CEO, as well as certain legal and recruiting costs related to the search for a permanent replacement.

(3)  For the three months ended June 30, 2020, Asset impairments is comprised of a finished goods inventory reserve for Bretylium. For the six months ended June 30, 2020, it is comprised of finished goods inventory reserves for Bretylium and an accounts receivable reserve due to customer bankruptcy, tempered by a modest recovery of previously reserved inventory related to market exits.